AMENDED AND RESTATED INVESTMENT ADVISORY AND
                 MANAGEMENT SERVICES AGREEMENT

      THIS AGREEMENT is amended and restated this 27th day of June, 2007, by and between STATE FARM ASSOCIATES' FUNDS TRUST, a
Delaware business trust (the "Trust"), and STATE FARM INVESTMENT
MANAGEMENT CORP., a Delaware corporation (the "Adviser").
      WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
      WHEREAS, the Trust issues shares of beneficial interest (the
"Shares") registered under the Securities Act of 1933, as amended (the
"1933 Act") pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), as amended from time to time (the "Registration Statement");
      WHEREAS, the Trust has established separate series of Shares, each corresponding to a separate investment portfolio having its own investment objective, and may establish additional series of Shares in the future (such existing and future series are collectively referred to herein as the "Funds");
      WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and has filed notification filings under all applicable state securities laws;
      WHEREAS, the Trust desires to retain the Adviser to render investment advisory services and management services to each Fund listed on Appendix A, as amended from time to time, in the manner and on the terms and conditions set forth below; and
      WHEREAS, the Adviser is willing to provide investment advisory services and management services to each Fund listed on Appendix A, as amended from time to time, in the manner and on the terms and conditions set forth below;
      NOW, THEREFORE, in consideration of their mutual promises, the Trust and the Adviser agree as follows:

ARTICLE 1
Employment of Adviser
            1.1	The Trust hereby employs the Adviser to act as
investment adviser for and to manage, or arrange for the management of, the investment and reinvestment of the assets of the Funds listed on
Appendix A, and to manage and administer, or arrange for the management and administration of, its affairs to the extent requested by and subject to the supervision and control of, the Board of Trustees of the Trust (the "Board") for the period and upon the terms herein set forth.
            1.2	The Adviser accepts such employment and agrees
during such period at its own expense to render the services, or to arrange for the services to be rendered, and to assume the obligations herein set forth for the compensation herein provided. In connection therewith, the Adviser may retain one or more sub-advisers to render such services and to assume the obligations set forth herein, subject to the provisions of the 1940 Act and the Advisers Act.
            1.3	The Adviser shall for all purposes be deemed to be an
independent contractor, and unless otherwise expressly provided or authorized shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. Notwithstanding the foregoing, the Adviser shall, for the purposes of this agreement, have and exercise full investment discretion and authority to act as agent for the Trust in buying, selling or otherwise disposing of or managing the Trust's investments, subject to supervision by the Board.
            1.4	The services of the Adviser herein provided are not to
be deemed exclusive and the Adviser shall be free to render similar services or other services to others so long as its services hereunder shall not be impaired thereby.
ARTICLE 2
Duties of Adviser
            2.1	Management Services.  Subject to the terms of this
Agreement and the supervision and control of the Trust's Board, the
Adviser shall provide the following services with respect to the Trust:
                  (a)	Preparation and maintenance of the Trust's
Registration Statement with the SEC;
                  (b)	Preparation and periodic updating of the
prospectus and statement of additional information for the Funds
("Prospectus");
                  (c)	Preparation, filing with appropriate regulatory
authorities, and dissemination of various reports for the Funds, including but not limited to semiannual reports to shareholders under Section 30(d) of the 1940 Act, annual and semiannual reports on Form N-SAR, and notices pursuant to Rule 24f-2;
                  (d)	Arrangement for all meetings of shareholders,
including the collection of all information required for preparation of proxy statements, the preparation and filing with appropriate regulatory agencies of such proxy statements, the supervision of solicitation of shareholders and shareholder nominees in connection therewith, tabulation (or supervision of the tabulation) of votes, response to all inquiries regarding such meetings from shareholders, the public and the media, and preparation and retention of all minutes and all other records required to be kept in connection with such meetings;
                  (e)	Maintenance and retention of all Trust charter
documents and the filing of all documents required to maintain the Trust's status as a Delaware business trust and as a registered open-end investment company;
                  (f)	Arrangement and preparation and
dissemination of all materials for meetings of the Board and committees thereof and preparation and retention of all minutes and other records thereof;
                  (g)	Preparation and filing of the Trust's Federal,
state, and local income tax returns and calculation of any tax required to be paid in connection therewith;
                  (h)	Calculation of all Trust and Fund expenses
and arrangement for the payment thereof;
                  (i)	Calculation of and arrangement for payment
of all income, capital gain, and other distributions to shareholders of each
Fund;
                  (j)	Determination, after consultation with the
officers of the Trust, of the jurisdictions in which Shares shall be qualified for sale, or may be sold pursuant to an exemption from such qualification, and preparation and maintenance of the qualification of the Shares for sale under the securities laws of each such jurisdiction;
                  (k)	Provision of the services of persons who may
be appointed as officers of the Trust by the Board (it is agreed that some person or persons may be officers of both the Trust and the Adviser, and that the existence of any such dual interest shall not affect the validity of this Agreement except as otherwise provided by specific provision of applicable law);
                  (l)	Preparation and dissemination of the Trust's
and each Fund's quarterly financial information to the Board and preparation of such other reports relating to the business and affairs of the Trust and each Fund as the officers and Board may from time to time reasonably request;
                  (m)	Administration of the Trust's Code of Ethics
and required reporting to the Board and officer compliance therewith;
                  (n)	Provision of internal legal, accounting,
compliance, audit, and risk management services and periodic reporting to the Board with respect to such services;
                  (o)	Negotiation, administration, and oversight of
third party services to the Trust including, but not limited to, sub-advisory, custody, tax, disaster recovery, audit, and legal services;
                  (p)	Negotiation and arrangement for insurance
desired or required of the Trust and administering all claims thereunder;
                  (q)	Response to all inquiries by regulatory
agencies, the press, and the general public concerning the business and affairs of the Trust, including the oversight of all periodic inspections of the operations of the Trust and its agents by regulatory authorities and responses to subpoenas and tax levies;
                  (r)	Handling and resolution of any complaints
registered with the Trust by shareholders, regulatory authorities, and the general public;
                  (s)	Monitoring legal, tax, regulatory, and industry
developments related to the business affairs of the Trust and communicating such developments to the officers and the Board as they may reasonably request or as the Adviser believes appropriate;
                  (t)	Administration of operating policies of the
Trust and recommendation to the officers and the Board of the Trust of modifications to such policies to facilitate the protection of shareholders or market competitiveness of the Trust and Fund and to the extent necessary to comply with new legal or regulatory requirements;
                  (u)	Responding to surveys conducted by third
parties and reporting of Fund performance and other portfolio information;
and
                  (v)	Filing of claims, class actions involving
portfolio securities, and handling administrative matters in connection with the litigation or settlement of such claims.
            2.2	Investment Management Services.
                  (a)	The Adviser shall provide the Trust with such
investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of each
Fund.  In this regard, the Adviser shall:
                        (i)	perform research and obtain and
evaluate pertinent economic, statistical, and financial data relevant to the investment policies of each Fund as set forth in the Registration Statement;
                        (ii)	consult with the Board and furnish to
the Board recommendations with respect to an overall investment strategy for each Fund for approval, modification, or rejection by the Board;
                        (iii)	seek out and implement specific
investment opportunities, consistent with any investment strategies approved by the Board;
                        (iv)	take such steps as are necessary to
implement any overall investment strategies approved by the Board for each Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, management of investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;
                        (v)	regularly report to the Board with
respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Fund, including furnishing, within 30 days after the end of each calendar quarter, a statement of all purchases and sales during the quarter and a schedule of investments and other assets of each Fund as of the end of the quarter;
                        (vi)	maintain all required accounts,
records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for each Fund and the Trust;
                        (vii)	assist in determining each business
day the net asset value of the shares of each Fund in accordance with applicable law; and
                        (viii)	enter into any advisory or sub-
advisory contract with another affiliated or unaffiliated entity pursuant to which such entity will carry out some or all of the Adviser's responsibilities (as specified in such advisory or sub-advisory contract) listed above.
            (b)	The Adviser's services shall be subject always to the
control and supervision of the Board, the restrictions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time, the provisions of the 1940 Act, the statements relating to each Fund's investment objective or objectives, investment policies and investment restrictions as set forth in the then-current Registration Statement, and any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").  The Trust has furnished or will furnish the Adviser with copies of the Registration Statement, Declaration of Trust, and Bylaws as currently in effect and agrees during the continuance of this agreement to furnish the Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Adviser will be entitled to rely on all documents furnished by the Trust.
            (c)	The Adviser represents that in performing investment
advisory services for each Fund, the Adviser shall make every effort to ensure that each Fund continuously qualifies as a Regulated Investment
Company under Subchapter M of the Code or any successor provision.
Except as instructed by the Board, the Adviser shall also make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to each Fund's portfolio securities shall be exercised. Should the Board at any time make any determination as to investment policy and notify the Adviser thereof, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.
            (d)	In connection with the acquisition or disposition of
securities described in Section 2.2(a) (iv), the Adviser may place orders for the purchase or sale of portfolio investments for the account of each Fund with brokers or dealers selected by it and, to that end, the Adviser is authorized as the agent of the Trust to give instructions to the custodian(s) of the Trust as to deliveries of securities and payments of cash for the account of each Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to assets of the Funds, the Adviser is directed at all times to seek to obtain the best combination of net price and execution under the circumstances within the policy guidelines determined by the Board and set forth in the current Registration Statement. Subject to this requirement and the provisions of the Advisers Act, the 1940 Act, and other applicable provisions of law, the Adviser may select brokers or dealers with which it or the Trust is affiliated.
            (e)	In addition to seeking the best combination of net
price and execution under the circumstances, the Adviser may also take into consideration research and statistical information and wire and other quotation services provided by brokers and dealers to the Adviser.  The
Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Adviser's overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the Registration Statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this agreement or otherwise.  The
Adviser periodically will evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Adviser in connection with the performance of its obligations under this agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.
            (f)	Nothing in this agreement shall preclude the
aggregation of orders for sale or purchase of securities or other investments by two or more Funds of the Trust or by the Trust and other accounts (collectively, "Advisory Clients") managed by the Adviser, provided that the Adviser's actions with respect to the aggregation of orders for multiple Advisory Clients, including the Trust, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, "no-action" letters, or otherwise.
ARTICLE 3
Allocation of Charges and Expenses
            3.1	Charges and Expenses Allocated to the Adviser.  The
Adviser shall provide all executive, administrative, clerical and other personnel necessary to operate the Trust and shall pay the salaries and other costs of employing all of these persons. The Adviser shall also furnish the Trust with office space, facilities, and equipment and shall pay the day to day expenses related to the operation and maintenance of such office space, facilities and equipment. All expenses incurred in the organization of the Trust or of any new Funds of the Trust, including legal and accounting expenses and certain costs of registering securities of the Trust under federal securities law and qualifying for sale under state securities laws, shall also be paid by the Adviser. The Adviser shall assume and pay all expenses incurred by it in connection with managing the assets of the
Funds.
            3.2	Charges and Expenses Allocated to the Trust.
                  (a)	The Trust shall be responsible for payment of all
expenses it may incur in its operation and all of its general administrative expenses except those expressly assumed by the Adviser as described in
Section 3.1 above. These include (by way of description and not of limitation), any share redemption expenses, expenses of portfolio transactions, shareholder servicing costs, pricing costs, interest on borrowings by the Trust, charges of the custodians and transfer agent, if any, cost of auditing services, non-interested Trustees' fees, all taxes and fees, investment advisory fees (other than subadvisory fees), certain insurance premiums, cost of maintenance of corporate existence, investor services (including allocable personnel and telephone expenses), costs of printing and mailing updated Trust prospectuses to shareholders and contractholders, preparing, printing and mailing proxy statements and shareholder reports to shareholders and contractholders, the cost of paying dividends and capital gains distributions, costs of Trustee and shareholder meetings, dues to trade organizations, and any extraordinary expenses, including litigation costs in legal actions involving the Trust, or costs related to indemnification of Trustees, officers and employees of the Trust.
                  (b)	The Trust shall be free to retain at its expense
other persons to furnish it with any services whatsoever, including, without limitation, statistical, factual or technical information or advice.
ARTICLE 4
Compensation of the Adviser
                  4.1	(a)  For the services to be rendered, the
facilities to be furnished and the payments to be made by the Adviser, as provided herein, the Trust shall pay to the Adviser within three business days after the end of each month, a fee based upon the average daily net assets of each Fund for the month, as determined pursuant to the Trust's Registration Statement and Declaration of Trust, at the annual rates set forth below for the named Funds:
Growth Fund and Balanced Fund
Average Daily Net Assets
Rate of Fee
First $100 million
0.20%
$100 million to $200 million
0.15%
In excess of $200 million
0.10%

Interim Fund and Municipal Bond Fund
Average Daily Net Assets
Rate of Fee
First $50 million
0.20%
$50 million to $100 million
0.15%
In excess of $100 million
0.10%

                  (b)	The management fee will be reduced, or the
Adviser will reimburse a Fund, by any amount necessary to prevent a
Fund's total expenses (excluding taxes, interest, extraordinary litigation expenses, brokerage commissions and other portfolio transaction costs)
from exceeding 0.40% of the average net assets of the Fund on an annual basis.
            4.2	For the quarter and year in which this agreement
becomes effective or terminates there shall be an appropriate proration on the basis of the number of days that the agreement is in effect during the quarter and year respectively.
            4.3	If, pursuant to the Trust's Registration Statement and
Declaration of Trust, the net asset value is not required to be determined on any particular business day, then for the purpose of the foregoing computations, the net asset value of a share as last determined shall be deemed to be the net asset value of a share as of the close of business on that day.
            4.4	In connection with purchases or sales of portfolio
securities for the account of the Trust, neither the Adviser nor any officer, director, shareholder or other affiliate of the Adviser nor any officer, trustee,shareholder or other affiliate of the Trust shall: (i) act as agent and accept any compensation other than its compensation provided for in this agreement, except in the course of such person's business as an underwriter or broker; or (ii) act as broker and accept any commission, fee, or other remuneration in excess of the limits prescribed in the 1940 Act and the rules promulgated thereunder.
            4.5	The Adviser agrees that in all matters relating to the
management of the investment of the assets of the Trust, it will act in conformity with the Registration Statement, Declaration of Trust, and
Bylaws of the Trust then in effect.
ARTICLE 5
Limitations of Liability
            5.1	Limitation of Liability of Adviser.  The Adviser shall
give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this agreement; provided, that the Adviser shall not be liable for any error of judgment or import of law, or for any loss suffered by the Trust in connection with the matters to which this agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties under this agreement; (ii) its reckless disregard of its obligations and duties under this agreement; or (iii) a breach of Section 2.2(c) of this agreement.
            5.2	Limitation of Liability of Trust.  The Adviser
acknowledges that it has received notice of and accepts the limitations on the Trust's liability as set forth in the Trust's Declaration of Trust, as amended from time to time. In accordance therewith, the Adviser agrees that the Trust's obligations hereunder shall be limited to the assets of the Funds, and with respect to each Fund shall be limited to the assets of such Fund, and no party shall seek satisfaction of any such obligation from any shareholder of the Trust, nor from any trustee, officer, employee or agent of the Trust.
ARTICLE 6
Books and Records
            6.1	The Adviser hereby undertakes and agrees to
maintain, in the form and for the period required, all records relating to the Trust's investments that are required to be maintained by the Trust pursuant to applicable law.
            6.2	The Adviser agrees that all books and records which
it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such books, records or information upon the Trust's request.  All such books and records shall be made available, within five business days of a written request, to the Trust's accountants or auditors during regular business hours at the Adviser's offices. The Trust or its authorized representative shall have the right to copy any records in the possession of the Adviser which pertain to the
Trust.  Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this agreement, all such books, records or other information shall be returned to the Trust free from any claim or assertion of rights by the Adviser.
            6.3	The Adviser further agrees that it will not disclose or
use any records or information obtained pursuant to this agreement in any manner whatsoever except as authorized in this agreement and that it will keep confidential any information obtained pursuant to this agreement and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.
ARTICLE 7
 Duration and Termination of this Agreement
            7.1	Effective Date and Term.  As to each Fund, this
agreement shall not become effective unless and until the later of the time at which it is approved by the Trust's Board, including a majority of trustees who are not parties to this agreement or interested persons of any such party to this agreement, or the time at which it is approved by a majority of such Fund's outstanding voting securities as required by the 1940 Act. This agreement shall come into full force and effect on the later of such two dates, provided that it shall not become effective as to any subsequently created Fund until it has been approved by the Board specifically for such
Fund.  As to each Fund, the agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for each Fund at least annually by: (i) the Board, or by the vote of a majority of the Fund's outstanding voting securities; and (ii) a majority of those trustees who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.
            7.2	Termination.
                  (a)	As to each Fund, this agreement may be
terminated at any time, without penalty, by vote of the Board or by vote of the holders of a majority of such Fund's outstanding voting securities, or by the Adviser, on sixty (60) days' written notice to the other party.
                  (b)	This agreement may be terminated at any time
without the payment of any penalty by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.
                  (c)	This agreement shall automatically terminate
in the event of its assignment.
                  (d)	The Trust agrees that upon the termination of
this agreement at any time or for any reason it shall, when so requested by State Farm Mutual Automobile Insurance Company or the Adviser,
eliminate all reference to the name "State Farm" from its corporate name and thereafter refrain from using the name "State Farm" in connection with its business or activities in any form or combination whatsoever.
ARTICLE 8
Amendments to this Agreement
            8.1	This agreement may be amended as to each Fund by
the parties only if such amendment is specifically approved by:  (i) the vote of a majority of such Fund's outstanding voting securities; and (ii) a majority of those trustees who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.
ARTICLE 9
Notices
            9.1	Any notice shall be sufficiently given when sent by
registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
            If to the Trust:
State Farm Associates' Funds Trust
One State Farm Plaza
Bloomington, Illinois 61710-0001
Attn:  Secretary
            If to the Adviser:
State Farm Investment Management Corp.
One State Farm Plaza
Bloomington, Illinois 61710-0001
Attn: Secretary
ARTICLE 10
Miscellaneous Provisions
            10.1	Other Relationships.  It is understood that the
officers, directors, agents, shareholders and other affiliates of the Trust are or may be interested in the Adviser as officers, directors, agents, shareholders, affiliates or otherwise, and that the officers, directors, shareholders, agents and other affiliates of the Adviser may be interested in the Trust otherwise than as a shareholder.
            10.2	Definitions of Certain Terms.  The terms
"assignment", "affiliated person" and "interested person", when used in this agreement, shall have the respective meanings specified in the 1940 Act.
The term "majority of the outstanding voting securities" means the lesser of:  (a) 67% or more of the votes attributable to Shares of a Fund or the
Trust, as appropriate, present at a meeting if the holders of more than 50%
of such votes are present or represented by proxy; or (b) more than 50% of the votes attributable to Shares of a Fund or the Trust, as appropriate.
            10.3	Applicable Law.
                  (a)	This agreement shall be construed and the
provisions hereof interpreted under and in accordance with the laws of
Delaware without regard to conflicts of law principles or precedents.
                  (b)	This agreement shall be subject to the
provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.
            10.4	Severability.  If any provision of this agreement shall
be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby.
            10.5	Captions.  The captions in this agreement are
included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
            10.6	Counterparts.  This agreement may be executed
simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.
            10.7	Cooperation with Authorities.  Each party hereto
shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.
            10.8	Cumulative Rights.  The rights, remedies and
obligations contained in this agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
            10.9	Privacy.  The Adviser shall not disclose or use
nonpublic personal information (as defined in Rule 3(t) of Regulation S-P), except as necessary to carry out the purposes for which the Trust disclosed such information to the Adviser, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business to carry out those purposes.


IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written. STATE FARM
INVESTMENT
MANAGEMENT CORP.

By: /s/ Edward B. Rust, Jr.
Name: Edward B. Rust, Jr.
Title: President

STATE FARM
ASSOCIATES' FUNDS
TRUST

By: /s/ Michael L. Tipsord
Name: Michael L. Tipsord
Title: Senior Vice President
and Treasurer



APPENDIX A

State Farm Growth Fund
State Farm Balanced Fund
State Farm Interim Fund
State Farm Municipal Bond Fund
1

16